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                                                                     EXHIBIT 1.1



                                                                   July 25, 2001



                               COMERICA CAPITAL I

                               COMERICA CAPITAL II

                              PREFERRED SECURITIES
                     FULLY AND UNCONDITIONALLY GUARANTEED BY

                              COMERICA INCORPORATED

                             UNDERWRITING AGREEMENT

         1. Introductory. Comerica Incorporated, a Delaware corporation (the "COMPANY"), proposes to issue and sell from time to time certain undivided beneficial interests represented by preferred securities (the "PREFERRED SECURITIES") of Comerica Capital Trust I or Comerica Capital Trust II, each a statutory business trust formed under the Business Trust Act of the State of Delaware (the trust involved in any such offering hereinafter referred to as the "TRUST"), guaranteed by the Company pursuant to a Guarantee Agreement (the "GUARANTEE Agreement" and, together with the Preferred Securities and the Junior Subordinated Debentures referred to below, the "REGISTERED SECURITIES") between the Company and Chase Manhattan Trust Company, National Association, as guarantee trustee (the "GUARANTEE TRUSTEE"). The Company will be the owner of all of the undivided beneficial ownership interests represented by the common securities (the "COMMON SECURITIES") of the Trust. The Trust will issue the Preferred Securities and the Common Securities to the Company in exchange for Junior Subordinated Debentures (the "JUNIOR SUBORDINATED DEBENTURES") issued by the Company. The Junior Subordinated Debentures are to be issued pursuant to an Indenture (the "INDENTURE") dated as of July 31, 2001, between the Company and Chase Manhattan Trust Company, National Association, as indenture trustee (the "INDENTURE TRUSTEE"). The Registered Securities may be issued in one or more series, which series may vary as to distribution and interest rates, maturities, redemption provisions, selling prices and other terms with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities specified in Schedule A to the Terms Agreement are hereinafter referred to as the "FIRM SECURITIES." If specified in such Terms Agreement, the Company and the Trust may grant to the Underwriters (as defined below) the right to purchase at their election an additional number of Registered Securities in any such offering as provided in Section 3 hereof (the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities, if any, involved in any such offering are hereinafter referred to as the "OFFERED SECURITIES." The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "UNDERWRITERS" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "REPRESENTATIVES"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "REPRESENTATIVES", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

         2. Representations and Warranties of the Company and the Trust. The Company and the Trust, as of the date of each Terms Agreement referred to in
Section 3, jointly and severally, represent and warrant to, and agree with, each Underwriter that:

                  (a) A registration statement (No. 333-63090), including a prospectus, relating to the



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         Registered Securities has been filed with the Securities and Exchange
         Commission ("COMMISSION") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in
         Section 3, is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Securities Act of 1933 ("ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (c) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                  (d) The Company has been duly incorporated and is an existing corporation or in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification other than such jurisdictions in which the failure to so qualify, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (e) Each significant subsidiary (as defined in Regulation S-X promulgated by the Commission) of the Company (each a "Significant Subsidiary") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification other than such jurisdictions in which the failure to so qualify, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (except as provided by 12 U.S.C. ss. 55 or any comparable provision of applicable state law); and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than such liens, encumbrances and defects which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.



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                  (f) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust
         Act of the State of Delaware (the "DELAWARE BUSINESS TRUST ACT") with trust power and authority to own property and conduct its business as described in the Prospectus; the Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration of Trust dated as of June 12, 2001 and the Amended and Restated Declaration of Trust (the "DECLARATION") among the Company, Chase Manhattan Trust Company, National Association, as property trustee (the "PROPERTY TRUSTEE"), Chase Manhattan Bank USA, National Association, as Delaware trustee (the "DELAWARE TRUSTEE") and the individuals named therein as the administrative trustees (the "ADMINISTRATIVE TRUSTEES," and together with the Property Trustee and the Delaware Trustees, the "TRUSTEES"), and the holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust, and the agreements and instruments contemplated by the Declaration and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the agreements and instruments contemplated by the Declaration and described in the Prospectus; and the Trust is not a party or subject to any action, suit or proceeding of any nature.

                  (g) The Declaration has been duly authorized, and when executed and delivered by the Company, as Sponsor, and the Administrative Trustees, and, assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, will constitute a valid and legally binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles, and will conform to the description thereof contained in the Prospectus. Each of the Administrative Trustees currently is an employee of the Company and has been duly authorized by the Company to serve in such capacity and to execute and deliver the Declaration.

                  (h) The Preferred Securities and the Common Securities have been duly and validly authorized and, when issued and delivered in exchange for the Junior Subordinated Debentures as described above, will be duly and validly issued and fully paid and the Preferred Securities will be non-assessable; and the Preferred Securities and the Common Securities, when issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus.

                  (i) The Indenture has been duly qualified under the Trust Indenture Act; the Indenture has been duly authorized and when executed and delivered by the Company, assuming due execution and delivery by the Indenture Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles, and will conform in all material respects to the description thereof contained in the Prospectus; the Junior Subordinated Debentures have been duly authorized and, when duly executed, authenticated and delivered as provided in the Indenture and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and the Junior Subordinated Debentures, when issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus.


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                  (j) The Guarantee Agreement has been duly authorized and when executed and delivered by the Company, assuming due execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles, and will conform in all material respects to the description thereof contained in the Prospectus.

                  (k) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by each of the Company and the Trust.

                  (l) The issuance of the Offered Securities is not subject to any preemptive or similar rights.

                  (m) The Offered Securities have been approved for listing on the stock exchange indicated in the Terms Agreement, subject to notice of issuance.

                  (n) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws and except for such state banking notices which are required to be given after the fact.

                  (o) The execution, delivery and performance of the Declaration, the Guarantee Agreement, the Indenture, the Terms Agreement (including the provisions of this Agreement), the issuance of the Common Securities and the Preferred Securities by the Trust in exchange for the Junior Subordinated Debentures, the issuance of the Junior Subordinated Debentures by the Company in exchange for the Common Securities and the Preferred Securities, the sale of the Preferred Securities by the Company, the compliance with the terms of each of the Offered Securities by the issuer thereof and the consummation of the other transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or the Trust or any of their properties, or any agreement or instrument to which the Company or any such subsidiary or the Trust is a party or by which the Company or any such subsidiary or the Trust is bound or to which any of the properties of the Company or any such subsidiary or the Trust is subject, except for any breaches, violations or defaults as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or
         (ii) the charter or by-laws of the Company or any such subsidiary or the Declaration of the Trust. The Trust has full power and authority to authorize, issue and sell the Preferred Securities to the Company, the Company has full power and authority to authorize, issue and sell the Junior Subordinated Debentures to the Trust and the Company has full power and authority to sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

                  (p) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                  (q) No labor dispute with the employees of the Company or any subsidiary exists or, to the



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         knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

                  (s) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate be reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Trust to perform their obligations under this Agreement, the Declaration, the Guarantee Agreement, the Indenture or the Terms Agreement (including the provisions of this Agreement); and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (t) The financial statements included in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as noted therein); any schedules included in the Registration Statement present fairly the information required to be stated therein; and if pro forma financial statements are included in the Registration Statement and Prospectus: the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (u) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Each of the Company and the Trust is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (w) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC ACT").

                  (x) The deposit accounts of each of the Company's bank subsidiaries are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC; and no proceedings for the termination of such insurance are pending or, to the best of the Company's knowledge, threatened.

                  (y) Neither the Company nor any of its subsidiaries is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the Board of Governors of the Federal Reserve System or any other federal or state authority or agency charged with the supervision or insurance of depository institutions or their holding companies.

                  (a') Immediately prior to the closing of the transactions contemplated hereby and in the Terms Agreement on the Closing Date, the Company will have good and valid title to the Preferred



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         Securities to be sold by it under the Terms Agreement, free and clear of all liens, encumbrances, equities or claims; and upon delivery of the Preferred Securities and payment therefore pursuant to the Terms Agreement, good and valid title to the Preferred Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("TERMS AGREEMENT") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives and the number of shares of Offered Securities to be purchased by each Underwriter the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified, including but not limited to the distribution rate, maturity and any redemption provisions. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "LEAD UNDERWRITER") and the Company agree as the time for payment and delivery, each time and date of such payment and delivery being herein and in the Terms Agreement referred to as a "CLOSING DATE"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         The Company and the Trust may specify in the Terms Agreement that the Company and the Trust thereby grant to the Underwriters the right (an "OVERALLOTMENT OPTION") to purchase at their election up to the number of Optional Securities set forth in such Terms Agreement, on the terms set forth in this section, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company and the Trust, given within the period specified in the Terms Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives, the Company and the Trust otherwise agree in writing, earlier than or later than the number of business days after the date of such notice set forth in such Terms Agreement.

         The number of Optional Securities to be added to the number of Firm Securities to be purchased by each Underwriter as set forth in Schedule A to the Terms Agreement applicable to such Firm Securities shall be, in each case, the number of Optional Securities which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company and the Trust have not been so advised, the number of Optional Securities to be so added shall be, in each case, that proportion of Optional Securities which the number of Firm Securities to be purchased by such Underwriter under such Terms Agreement bears to the aggregate number of Firm Securities (rounded as the Representatives may determine to the nearest 10 shares). The total number of Offered Securities to be purchased by all Underwriters pursuant to such Terms Agreement shall be the aggregate number of Firm Securities set forth in Schedule A to such Terms Agreement plus the aggregate number of Optional Securities which the Underwriters elect to purchase.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Property Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the



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Offered Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated by the Company, in each case drawn to the order of Comerica Incorporated at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Property Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

         4. Certain Agreements of the Company and the Trust. Each of the Company and the Trust, jointly and severally agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one copy of the signed registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

                  (a) The Company and the Trust will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph
         (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                  (b) The Company and the Trust will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company and the Trust will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company and the Trust promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158).

                  (e) The Company and the Trust will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.



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                  (f) The Company and the Trust will arrange for the
         qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as is required for the distribution, provided that in connection therewith the Company shall not be required to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will make available (including by way of filing with the Commission) to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders.

                  (h) The Company will pay all expenses incident to the performance of its and the Trust's obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Preferred Securities, for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company or the Trust in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

                  (i) The Company and Trust, during a period of 30 days from each Closing Date, will not offer, sell, contract to sell or otherwise dispose of any Preferred Securities, Junior Subordinated Debentures, any other beneficial interests in the Trust, or any other securities that are substantially similar to the Preferred Securities or Junior Subordinated Debentures, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive Preferred Securities, Junior Subordinated Debentures or any such substantially similar securities, without the prior written consent of the Lead Underwriter.

         5. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Trust herein, to the accuracy of the statements of Company's and the Trust's officers made pursuant to the provisions hereof, to the performance by the Company and the Trust of their obligations hereunder and to the following additional conditions precedent:

                  (a) On the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of such Terms Agreement from Ernst & Young, LLP addressed to the Underwriters stating to the effect that:

                           (i) in their opinion the financial statements and any
                  schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of

                  Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements, if
                           any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                                    (B) if any unaudited "capsule" information
                           is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the common stock or any increase in medium or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets, consolidated total deposits, consolidated other borrowed funds, consolidated allowance for loan losses or consolidated shareholders' equity as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net interest income, consolidated net interest income after provision for loan losses, consolidated noninterest income, in the total or per share amounts of consolidated net income before extraordinary items, in the ratio of earnings to fixed charges or in the ratio of earnings to fixed charges and preferred stock dividends combined;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (b) On the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of such Terms Agreement from KPMG LLP in respect of the consolidated financial statements of Imperial Bancorp and its subsidiaries as of December 31, 2000 and 1999 for each of the years in the three year period ended December 31, 2000 addressed to the Underwriters in form and substance satisfactory to the Representatives.

                  (c) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Trust or any Underwriter, shall be contemplated by the Commission.

                  (d) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities;
         (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (e) Mayer, Brown & Platt shall have furnished to the Representatives a written opinion, addressed to the Underwriters and dated the Closing Date to the effect that;

                           (i) The Company has been duly incorporated and is an
                  existing corporation or in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                           (ii) The Terms Agreement (including the provisions of
                  this Agreement) has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Trust.

                           (iii) The Indenture has been duly authorized,
                  executed, and delivered by the Company, has been duly qualified under the Trust Indenture Act, conforms in all material respects to the description thereof contained in the Prospectus and, assuming due authorization, execution and delivery thereof by the Indenture Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                           (iv) The Junior Subordinated Debentures have been
                  duly authorized, executed and delivered by the Company, conforms in all material respects to the description thereof contained in the Prospectus and, assuming due authentification thereof by the Indenture Trustee and payment and delivery as provided in the Terms Agreement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                           (v) The Guarantee Agreement has been duly authorized,
                  executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, conforms in all material respects to the description thereof contained in the Prospectus and, assuming due authorization, execution and delivery by the Guarantee Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                           (vi) The Declaration has been duly authorized,
                  executed and delivered by the Company in its capacity as sponsor thereunder, conforms in all material respects to the description thereof contained in the Prospectus and has been duly qualified under the Trust Indenture Act.

                           (vii) Neither the Company nor the Trust is, and after
                  giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940.

                           (viii) Upon payment for, and delivery of, the
                  Preferred Securities to be sold by the Company under the Terms Agreement in accordance with the terms thereof, the Underwriters will acquire all of the rights of the Company in the Preferred Securities and will also acquire the interest of the Company in the Preferred Securities free of any adverse claim (within the meaning of the Uniform Commercial Code).

                  Such counsel shall also state that the Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; no facts have come to such counsel's attention that have caused it to believe that such

          Registration Statement, as of its effective date, or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the form T-1 or the financial statements or other financial data contained in or omitted from the Registration Statement or the Prospectus.

                  (f) Mark W. Yonkman, First Vice President, Assistant Secretary and General Counsel - Investment Bank and Finance of the Company shall have furnished to the Representatives a written opinion, addressed to the Underwriters and dated the Closing Date to the effect that:

                           (i) The Company is duly qualified to do business as a
                  foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

                           (ii) Each Significant Subsidiary of the Company has
                  been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification other than such jurisdictions in which the failure to qualify, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (except as provided by 12 U.S.C. ss. 55 or any comparable provision of applicable state law); and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than such liens, encumbrances and defects which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (iii) The execution, delivery and performance of the
                  Declaration, the Guarantee Agreement, the Indenture, the Terms Agreement (including the provisions of this Agreement), the issuance of the Common Securities and the Preferred Securities by the Trust in exchange for the Junior Subordinated Debentures, the issuance of the Junior Subordinated Debentures by the Company in exchange for the Common Securities and the Preferred Securities, the sale of the Preferred Securities by the Company, the compliance with the terms of each of the Offered Securities by the issuer thereof and the consummation of the other transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or the Trust or any of their properties, or any agreement or instrument to which the Company or any such subsidiary or the Trust is a party or by which the Company or any such subsidiary or the Trust is bound or to which any of the properties of the Company or any such subsidiary or the Trust is subject, except for any breaches, violations or defaults as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (ii) the charter or by-laws of the

                  Company or any such subsidiary or the Declaration of the Trust. The Trust has full power and authority to authorize, issue and sell the Preferred Securities to the Company, the Company has full power and authority to authorize, issue and sell the Junior Subordinated Debentures to the Trust and the Company has full power and authority to sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

                           (v) No consent, approval, authorization, order,
                  registration, filing, or qualification of or with any federal or Delaware governmental agency or body or, to such counsel's knowledge, any federal or Delaware court is required for the issue by the Trust of the Preferred Securities in exchange for the Junior Subordinated Debentures, the issuance by the Company of the Junior Subordinated Debentures in exchange for the Preferred Securities, the sale by the Company of the Preferred Securities, the issuance and sale of the Guarantee by the Company and the compliance by the Company and the Trust with all of the provisions of the Terms Agreement and the consummation of the transactions contemplated by the Terms Agreement, except for such consents, approvals, authorizations, registrations, filings, or qualifications as have been obtained and made under the Act and the Trust Indenture and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters and except for such state banking notices which are required to be given after the fact.

                           (vi) To the best of such counsel's knowledge, no
                  contracts, agreements or understandings exist between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

                           (vii) To the best of such counsel's knowledge, the
                  Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

                           (viii) The Company is duly registered as a bank
                  holding company under the BHC Act; and the deposit accounts of the Company's domestic bank subsidiaries are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to the best knowledge of such counsel, threatened.

                  Such counsel shall also state that any documents incorporated by reference, as of the date it was filed with the Commission, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; no facts have come to such counsel's attention that have caused it to believe that such Registration Statement, as of its effective date, or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the Form T-1 or the financial statements or other financial data contained in or omitted from the Registration Statement or the Prospectus.

                  (g) Mayer, Brown & Platt shall have furnished to the Representatives its written opinion, as special United States federal income tax counsel to the Company and the Trust, addressed to the Underwriters and dated the Closing Date to the effect that:

                           (i) The Trust will be classified as a grantor trust
                  for United States federal income tax purposes and not as an association taxable as a corporation;

                           (ii) The Junior Subordinated Debentures will be
                  classified as indebtedness for United States federal income tax purposes; and

                           (iii) Subject to the qualifications and limitations
                  set forth therein, the statements set forth in the Prospectus under the caption "United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

                  (h) Richards, Layton & Finger, P.A. shall have furnished to the Representatives its written opinion, as special Delaware counsel to the Company and the Trust, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Trust has been duly created and is validly
                  existing in good standing as a business trust under the Delaware Business Trust Act; and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; and under the Declaration and the Delaware Business Trust Act, the Trust has the trust power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of the Terms Agreement, the Preferred Securities and Common Securities.

                           (ii) The Declaration constitutes a valid and legally
                  binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                           (iii) Under the Delaware Business Trust Act and the
                  Declaration, the Trust has the trust power and authority (i) to execute and deliver and to perform its obligations under, the Terms Agreement and (ii) to execute and deliver the Preferred Securities.

                           (iv) The Preferred Securities have been duly
                  authorized by the Declaration and, when issued and delivered in exchange for the Junior Subordinated Debentures as described in the Prospectus, the Preferred Securities will be duly and validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Declaration and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (such counsel may note that the holders of Offered Securities will be subject to the withholding provisions of Section 10.4 of the Declaration and will be required to make payment or provide indemnity or security in connection with taxes or governmental charges arising from transfers or exchanges of certificates for Offered Securities and the issuance of replacement certificates for Preferred Securities, and to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration, all as set forth in the Declaration).

                           (v) Under the Delaware Business Trust Act and the
                  Declaration, all necessary trust action has been taken to duly authorize the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations thereunder.

                           (vi) Under the Delaware Business Trust Act and the
                  Declaration, the issuance of the Offered Securities is not subject to preemptive rights.

                           (vii) The issuance by the Trust of the Preferred
                  Securities in exchange for the Junior Subordinated Debentures, the sale by the Company of the Preferred Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement, the compliance by the Trust with its obligations thereunder and the performance by the Company, as sponsor, of its obligations under the Declaration
                  (A) do not violate (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation and (B) do not require any consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware (other that as may be required under the securities or blue sky laws of the state of Delaware, as to which such counsel need express no opinion.

                           (viii) Assuming that the Trust derives no income from
                  or connected with services provided within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the holders of the Offered Securities (other than those holders of Offered Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                  (i) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (j) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and the principal financial or accounting officer of the Company in which such officers shall state that, to their knowledge, the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (l) The Representatives shall have received a certificate, dated the Closing Date, of the Administrative Trustees of the Trust in which such trustees, to their knowledge, shall state that the representations and warranties of the Trust in this Agreement are true and correct and that Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (m) If the Terms Agreement specifies that the Preferred Securities are to be listed on a stock exchange, such stock exchange shall have approved the Preferred Securities for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

                  (n) With respect to the letter of Ernst & Young LLP delivered to the Representatives concurrently with the execution of the Terms Agreement which meets the requirements of subsection (a) of this Section (the "INITIAL LETTER"), the Company shall have furnished to the Representatives a letter the "BRING-DOWN letter") of such accountants, addressed to the Underwriters and dated the Closing Date (i) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (ii) confirming in all material respects the conclusions and findings set forth in the initial letter.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

         6. Indemnification and Contribution. (a) The Company and the Trust, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Preferred Securities concerned, to the extent that a prospectus relating to such Preferred Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and was not and if the Prospectus (as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability of such Underwriter unless such failure to deliver the Prospectus was the result of non-compliance by the Company with Section 4(e) hereof.

         (a) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Trust, their directors and officers and each person, if any, who controls the Company or the Trust within the meaning of
Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Trust may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Trust by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the Trust in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (b) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

                  (c) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and the Trust under this Section shall be in addition to any liability which the Company or the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and the Trust, to each officer of the Company and the Trust who has signed the Registration Statement and to each person, if any, who controls the Company or the Trust within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate number of shares of Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Preferred Securities, the Lead Underwriter may make arrangements satisfactory to the Company and the Trust for the purchase of such Preferred Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Preferred Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of Preferred Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Preferred Securities and arrangements satisfactory to the Lead Underwriter, the Company and the Trust for the purchase of such Preferred Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Trust, except as provided in
Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Trust or their respective officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Trust or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Trust shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company, the Trust and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Preferred Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 5(d), the Company and the Trust will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company or the Trust, will be mailed, delivered or telegraphed and confirmed to it at

Comerica Incorporated
Comerica Tower at One Detroit Center MC-3391
Detroit, Michigan  48226
Fax: (313) 222-3977
Attention: George Madison, Executive Vice President, General Counsel & Secretary

         11. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and the Trust and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

         13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         1. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company and the Trust hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

                                 [NAME OF TRUST]
                                   ("COMPANY")


                           % TRUST PREFERRED SECURITIES
                   AS FULLY AND UNCONDITIONALLY GUARANTEED BY

                              COMERICA INCORPORATED

                                 TERMS AGREEMENT

                                                                  [      ], 2001

To:  The [Representative[s] of the] Underwriters identified herein



Dear Sirs:

         The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-63090) ("UNDERWRITING AGREEMENT"), the following securities on the following terms:

         TITLE:     % Trust Preferred Securities fully and unconditionally
guaranteed by Comerica Incorporated (the "SECURITIES")

         NUMBER OF SECURITIES:

         DISTRIBUTION RATE:

         OPTIONAL REDEMPTION:

         LISTING: [New York Stock Exchange.]

         PURCHASE PRICE:  $       per Security plus accrued distributions, if
any, from                , 2001

         EXPECTED REOFFERING PRICE:  $      per Security, subject to change by
the Representative

         CLOSING:     A.M. on                 , 200  , at           , in Federal
(same day) funds.

         OVERALLOTMENT OPTION:

         NAME[S] AND ADDRESS[ES] OF THE [REPRESENTATIVE[S]] [UNDERWRITER[S]]:

         The respective number Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: [the concession and reallowance figures appearing in
the      paragraph under the caption "UNDERWRITING" in the prospectus supplement
and the information contained in the       paragraph under the caption
"UNDERWRITING" in the prospectus supplement pertaining to Regulation M under the Act].

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                     Very truly yours,

                                                     Comerica Incorporated



                                                     By
                                                        ------------------------


                                                     [Name of Trust]



                                                     By
                                                        ------------------------


                                                                  [Insert title]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

By  CREDIT SUISSE FIRST BOSTON CORPORATION

  By
     --------------------------------------------
                   [Insert title]

                                   SCHEDULE A

                                                  NUMBER
                                                    OF
UNDERWRITER                                     SECURITIES
-----------                                     ----------
Credit Suisse First Boston Corporation.......

                                                ----------
         Total  .............................
                                                ==========